UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2017

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Chicago, IL 60661	60515
(Address of principal executive offices)	(Zip Code)
 (630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2017, Adtalem Global Education Inc. (“Adtalem”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Adtalem agreed to sell DeVry University (the “University”) to Cogswell Education, LLC (the “Buyer”).  Subject to the terms and conditions of the Purchase Agreement, Adtalem will sell all of the outstanding equity interests of DeVry University, Inc. and DeVry New York Inc. (such sale, the “Transaction”) to Buyer for de minimis consideration.  To support the University’s future success, Adtalem has committed to transferring the University with a minimum working capital balance of $7.5 million,  subject to increase under certain conditions to up to $20.1 million based on student census reductions.  The Purchase Agreement includes an earn-out entitling Adtalem to payments up to $20 million paid over a ten-year period based on the University’s free cash flow.

The completion of the Transaction is subject to closing conditions, including:  (1) the absence of any law prohibiting, or any order, injunction or certain other legal impediments restraining, enjoining or otherwise prohibiting, the completion of the Transaction, (2) subject to certain materiality and other qualifications, the accuracy of the representations and warranties made by Adtalem and Buyer, respectively, (3) the performance in all material respects by each of Adtalem and Buyer, respectively, of its obligations under the Purchase Agreement and (4) in the case of Buyer’s obligations to complete the Transaction, the absence of any Material Adverse Effect (as defined in the Purchase Agreement) with respect to the University since the date of the Purchase Agreement.  Completion of the Transaction is also subject to certain regulatory and operational conditions, including:  (a) the absence of certain conditions or restrictions on the operation of the University by the Department of Education (“ED”) following its review of the pre-acquisition review application filed by Adtalem in respect of the change of control of the DVU Transferred Entities (as defined in the Purchase Agreement), (b) approval of the Higher Learning Commission of the change-of-control applications filed on behalf of the DVU Transferred Entities by June 30, 2018, (c) the receipt of other federal and state educational consents with respect to the Transaction without certain conditions or restrictions on the business operations of the University, (d) delivery of evidence of Adtalem ability to satisfy the University’s continuing obligations with respect to a letter of credit, (e) receipt of a final federal program review determination with respect to the University, (f) the University not being reasonably likely to receive more than 90% of its revenue from Title IV programs during the fiscal year that concludes June 30, 2018, (g) absence of any material change from the University’s historical cohort default rates, and (h) absence of any loss of, or withdrawal from, participation in any Title IV program or any reasonable threat of loss of eligibility with respect to any Title IV program.

The Purchase Agreement contains customary representations, warranties and covenants related to the University.  Between the date of the Purchase Agreement and the completion of the Transaction, subject to certain exceptions, Adtalem has agreed to operate the University in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to preserve intact the University and organizations, goodwill and business relationships of the University.

The Purchase Agreement includes customary termination provisions in favor of Adtalem on the one hand, and Buyer on the other hand.  Buyer has a right to terminate the Purchase Agreement if the total enrollment of the University at the proposed completion of the Transaction does not meet certain thresholds, if the number of claims seeking recovery under Section 455(h) of the Higher Education Act, as amended, exceed a certain threshold, or if the parties have not agreed to certain ancillary agreements and Purchase Agreement schedules by February 2, 2018.  Both Adtalem and Buyer have the right to terminate the Purchase Agreement if the closing has not occurred by January 15, 2019.

Both Adtalem and Buyer have agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement.  Adtalem has agreed to indemnify Buyer for liabilities related to the Retained Businesses (as defined in the Purchase Agreement) and for certain litigation arising out of the operation of the University prior to the completion of the Transaction.

Between the date of the Purchase Agreement and the completion of the Transaction, Adtalem will enter into a separation agreement with the DVU Transferred Entities to transfer and assign any assets and liabilities of the University held by Adtalem or other Adtalem subsidiaries to the DVU Transferred Entities and any assets and liabilities of the Retained Businesses held by the DVU Transferred Entities to Adtalem or one of its other subsidiaries.  In connection with the closing of the Transaction, Adtalem and Buyer will enter in to certain additional ancillary agreements, including a transition services agreement, an education services agreement and certain agreements related to leased real property.

The representations, warranties and covenants of the University in the Purchase Agreement have been made solely for the benefit of Buyer.  In addition, such representations, warranties and covenants (1) have been made only for purposes of the Purchase Agreement, (2) have been qualified by confidential disclosures made to Buyer in connection with the Purchase Agreement, (3) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (4) were made as of the date of the Purchase Agreement, the closing date or such other date as is specified in the Purchase Agreement and (5) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  The Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Adtalem or the University.  Investors should not rely on the representations, warranties and covenants or descriptions thereof as characterizations of the actual state of facts or condition of Adtalem or any of its subsidiaries or affiliates.  The information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 4, 2017, Adtalem issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

2.1	Stock Purchase Agreement, dated December 4, 2017, by and between Adtalem Global Inc. and Cogswell Education, LLC.*
99.1	Press Release dated December 4, 2017 regarding Transfer of DeVry University Ownership

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

	By:	/s/ Gena L. Ashe
Gena L. Ashe
Senior Vice President, Chief Legal Officer and Secretary

Date: December 4, 2017